As filed with the Securities and Exchange Commission on August 3, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Surna Inc.

(Exact name of registrant as specified in its charter)

Nevada	27-3911608
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1780 55th Street, Suite C

Boulder, Colorado 80301

(Address of Principal Executive Offices)(Zip Code)

Surna Inc. 2017 Equity Incentive Plan

(Full title of the plan)

Trent Doucet

President and Chief Executive Officer

Surna Inc.

1780 55th Street, Suite C

Boulder, Colorado 80301

(303) 993-5271

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Andrew Hudders, Esq.

Golenbock Eiseman Assor Bell & Peskoe LLP

711 Third Avenue

New York, NY 10017

(212) 907-7349

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer, “accelerated filer,” “non-accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	[ ]	Accelerated Filer	[ ]
Non-accelerated Filer	[ ]	Smaller Reporting Company	[X]
(Do not check if smaller reporting company)		Emerging Growth Company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.00001 per share	50,000,000	(2)	$0.133	(3)	$6,650,000	$770.74
Totals	50,000,000				$6,650,000	$770.74

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that may become issuable under the Surna Inc. 2017 Equity Incentive Plan (the “2017 Plan”) by reason of any stock dividend, stock split, recapitalization, or any other similar transaction that results in an increase in the number of outstanding shares of common stock.

(2)	Represents 50,000,000 shares of common stock allocated for issuance pursuant to future awards under the 2017 Plan. To the extent that any awards outstanding under the 2017 Plan are forfeited or lapse unexercised, the shares of common stock allocated for issuance pursuant to such awards as of the date of this Registration Statement will become available for issuance under the 2017 Plan.

(3)

Estimated in accordance with Rules 457(c) and 457(h) solely for the purpose of calculating the registration fee on the basis of $0.133, the average of the high and low sale prices per share of common stock as reported on the OTCMarkets on August 2, 2017.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information

Surna Inc. (the “Registrant”) will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in Item 3 of Part II of this Registration Statement and incorporated by reference in the Section 10(a) prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Written requests should be made to the Chief Financial Officer, of Surna Inc., at 1780 55th Street, Suite C, Boulder, Colorado 80301.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Commission on March 31, 2017;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2017 filed with the Commission on May 15, 2017; and

(c)	The Registrant’s Current Report on Form 8-K filed with the Commission on May 31, 2017, except documents or information that has been furnished rather than filed pursuant to the rules of the Commission shall not be incorporated by reference herein; and

(d)	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 000-54286) filed with the Commission on February 28, 2011, including any amendment or report filed for the purpose of updating such description; and

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any subsequently filed document which also is incorporated or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the shares of common stock offered hereby will be passed upon by Golenbock Eiseman Assor Bell & Peskoe, LLP.

Item 6. Indemnification of Directors and Officers.

Chapter 78 of the Revised Nevada Revised Statutes (“NRS”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

The Registrant’s amended and restated certificate of incorporation provides for indemnification of its directors, officers, employees, and other agents to the maximum extent permitted by the NRS, and the Registrant’s amended and restated bylaws provide for indemnification of its directors, officers, employees, and other agents to the maximum extent permitted by the NRS.

In addition, the Registrant entered into indemnification agreements with its directors and officers containing provisions which are in some respects broader than the specific indemnification provisions contained in the NRS. The indemnification agreements require the Registrant, among other things, to indemnify its directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The Registrant maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his capacity as such.

Item 7. Exemption From Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Form of Common Stock Certificate (1)

5	Opinion of Golenbock Eiseman Assor Bell & Peskoe LLP*

23.1	Consent of Golenbock Eiseman Assor Bell & Peskoe LLP (included in Exhibit 5)*

23.2	Consent of RBSM, LLP, Independent Registered Public Accounting Firm*

24	Power of Attorney (included on signature page of this Registration Statement)*

99.1	Surna Inc. 2017 Equity Incentive Plan*

99.2	Form of Stock Option Agreement under Surna Inc. 2017 Equity Incentive Plan*

99.3	Form of Restricted Stock Unit Agreement under Surna Inc. 2017 Equity Incentive Plan*

99.4	Form of Restricted Stock Award Agreement under Surna Inc. 2017 Equity Incentive Plan*

(1)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-164578), as filed with the Commission on January 28, 2010.

* Filed herewith.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boulder, state of Colorado, on August 3, 2017.

SURNA INC.

By:	/s/ Trent Doucet
Trent Doucet
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Trent Doucet and Brandy Keen, and each of them, as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and the Power of Attorney has been signed by the following persons in the capacities and on the dates indicated:

Signature	Position	Date

/s/ Trent Doucet	Chief Executive Officer, President and Director	August 3, 2017
Trent Doucet	(Principal Executive Officer)

/s/ Dean Skupen	Director of External Reporting	August 3, 2017
Dean Skupen	(Principal Financial and Accounting Officer)

/s/ Brandy Keen	Secretary and Director	August 3, 2017
Brandy Keen

/s/ Timothy J. Keating	Chairman of the Board	August 3, 2017
Timothy J. Keating

/s/ J. Taylor Simonton	Director	August 3, 2017
J. Taylor Simonton

/s/ Chris Bechtel	Director	August 3, 2017
Chris Bechtel

EXHIBIT INDEX

Exhibit Number	Description

4.1	Form of Common Stock Certificate (1)

5	Opinion of Golenbock Eiseman Assor Bell & Peskoe LLP*

23.1	Consent of Golenbock Eiseman Assor Bell & Peskoe LLP (included in Exhibit 5)*

23.2	Consent of RBSM, LLP, Independent Registered Public Accounting Firm*

24	Power of Attorney (included on signature page of this Registration Statement)*

99.1	Surna Inc. 2017 Equity Incentive Plan*

99.2	Form of Stock Option Agreement under Surna Inc. 2017 Equity Incentive Plan*

99.3	Form of Restricted Stock Unit Agreement under Surna Inc. 2017 Equity Incentive Plan*

99.4	Form of Restricted Stock Award Agreement under Surna Inc. 2017 Equity Incentive Plan*

(1)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-164578), as filed with the Commission on January 28, 2010.

*	Filed herewith.